KARLEN & STOLZAR, LLP
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February 14, 2007

Ketner Global Investments, Inc
1100 North University Avenue
Suite 135
Little Rock, Arkansas 72207
1-800-280-8192

Re: Ketner Global Investments, Inc., Registration Statement on Form SB-2 Amendment No. 2

Ladies and Gentlemen:

I have acted as special counsel for Ketner Global Investments, Inc., a Nevada corporation (the "Company"), in connection with the preparation of the registration statement on Form SB-2 Amendment No. 2, (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the offering of 349,140 shares held by the selling shareholders described in the Registration Statement.

In rendering the opinion set forth below, I limited the scope of my review to the following documents: (a) the Registration Statement and the exhibits attached thereto; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as we have deemed relevant. In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof, and 1 have made no independent verification of the factual matters as set forth in such documents or certificates. In addition, I have made such other examinations of law and fact, as I have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based upon the foregoing, I am of the opinion that the 349,140 shares of common stock to be sold by the selling shareholders are validly issued, fully paid and non-assessable.

This opinion is based on Nevada general corporate law, including the statutory provisions, all applicable provisions of the Nevada constitution and reported judicial decisions interpreting those laws. I express no opinion, and none should be inferred, as to any other laws, including, without limitation, laws of any other state.

We consent to the inclusion of our opinion as an exhibit to the Registration Statement described above.

Very truly yours,

/s/Michael Stolzar
Michael I. Stolzar
For Karlen & Stolzar, LLP